 As filed with the Securities and Exchange Commission on May 9, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HTG MOLECULAR DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0912294
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3430 E. Global Loop Tucson, Arizona	85706
(Address of Principal Executive Offices)	(Zip Code)

2014 Equity Incentive Plan

(Full titles of the plan)

John L. Lubniewski

President and Chief Executive Officer

HTG Molecular Diagnostics, Inc.

3430 E. Global Loop

Tucson, Arizona 85706

(877) 289-2615

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Przesmicki, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2014 Equity Incentive Plan Common Stock, $0.001 par value per share	200,000 (3)	$2.45	$490,000	$59.39

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Common Stock (“Common Stock”) of HTG Molecular Diagnostics, Inc. (the “Registrant”) that become issuable under the above-referenced plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on May 8, 2019, as reported on The Nasdaq Capital Market.

(3)

Represents shares of Common Stock added to the HTG Molecular Diagnostics, Inc. 2014 Equity Incentive Plan (the “2014 EIP”) pursuant to an amendment approved by the Registrant’s Board of Directors (the “Board”) without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules (“Rule 5635(c)(4)”) and to be used exclusively for the grant of awards to individuals who were not previously employees or non-employee directors of the Registrant (or following a bona fide period of non-employment with the Registrant), as an inducement material to the individuals’ entering into employment with the Registrant.

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REGISTRATION OF ADDITIONAL SECURITIES

200,000 shares of Common Stock available for issuance under the 2014 EIP being registered on this Registration Statement are to be used exclusively for the grant of awards (“Inducement Awards”) to individuals who were not previously employees or non-employee directors of the Registrant (or following a bona fide period of non-employment with the Registrant), as an inducement material to the individuals’ entering into employment with the Registrant within the meaning of Rule 5635(c)(4). The 2014 EIP was amended by the Board to provide for Inducement Awards without stockholder approval pursuant to Rule 5635(c)(4).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2014 EIP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2015 (File No. 333-203930), March 25, 2016 (File No. 333-210401), March 24, 2017 (File No. 333-216942), January 17, 2018 (File No. 333-222571) and January 18, 2019 (File No. 333-229303). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37369), filed with the Commission on May 12, 2015).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37369), filed with the Commission on May 12, 2015).

4.3

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-201313), originally filed with the Commission on December 30, 2014, as amended).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1

HTG Molecular Diagnostics, Inc. 2014 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37369), filed with the Commission on May 9, 2019).

99.2

Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant notice for Inducement Award Recipients under the HTG Molecular Diagnostics, Inc. 2014 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37369), filed with the Commission on May 9, 2019).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on May 9, 2019.

HTG MOLECULAR DIAGNOSTICS, INC.

By:	/s/ John L. Lubniewski
John L. Lubniewski
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John L. Lubniewski and Shaun D. McMeans, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John L. Lubniewski John L. Lubniewski	President and Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	May 9, 2019

/s/ Shaun D. McMeans Shaun D. McMeans	Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2019

/s/ Ann F. Hanham	Lead Independent Director of the Board of Directors	May 9, 2019
Ann F. Hanham

/s/ Timothy B. Johnson	Executive Chairman of the Board of Directors	May 9, 2019
Timothy B. Johnson

/s/ Harry A. George Harry A. George	Member of the Board of Directors	May 9, 2019

/s/ Donnie M. Hardison Donnie M. Hardison	Member of the Board of Directors	May 9, 2019

/s/ James T. LaFrance James T. LaFrance	Member of the Board of Directors	May 9, 2019

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/s/ Lee R. McCracken Lee R. McCracken	Member of the Board of Directors	May 9, 2019

/s/ Michelle R. Griffin Michelle R. Griffin	Member of the Board of Directors	May 9, 2019

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